                                             FOR IMMEDIATE RELEASE
Contacts:
---------

Robert Apple, Chief Operating                Don Weinberger
& Financial Officer                          WOLFE AXELROD WEINBERGER ASSOC. LLC
INKINE PHARMACEUTICAL COMPANY, INC.          (212) 370-4500
(215) 283-6850                               don@wolfeaxelrod.com
                                             --------------------


              INKINE REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

                                  -HIGHLIGHTS -


 - ENTERED INTO A DEFINITIVE MERGER AGREEMENT WITH SALIX PHARMACEUTICALS, LTD. -

                     - FILED NEW DRUG APPLICATION (NDA) FOR
                 NEXT GENERATION PURGATIVE PRODUCT - INKP-102 -

          - GREW QUARTERLY REVENUES BY 16% TO $5.7 MILLION FOR Q2 2005,
                     COMPARED TO $4.9 MILLION FOR Q2 2004 -

         - GENERATED QUARTERLY PRESCRIPTION GROWTH OF APPROXIMATELY 23%
                        FOR Q2 2005 COMPARED TO Q2 2004 -


BLUE BELL, PA AUGUST 8, 2005 -- INKINE PHARMACEUTICAL COMPANY, INC. (NASDAQ:
INKP) today announced its second quarter 2005 financial results, reporting second quarter product revenue of $5.7 million, compared to $4.9 million for the same period a year ago. The Company was not profitable for the quarter and six-months ended June 30, 2005 as a result of its decision to accelerate the development and filing of its NDA to FDA for its next generation purgative product, INKP-102. InKine incurred losses of $0.6 million or $0.01 per share and $0.3 million or $0.01 per share for the quarter and six-months ended June 30, 2005, compared to net income of $1.0 million or $0.02 per share for both the quarter and six-months ended June 30, 2004.


 "During the second quarter, in addition to entering into a definitive merger agreement with Salix Pharmaceuticals, Ltd., we submitted and the FDA recently accepted for filing our NDA for our next generation purgative tablet, INKP-102." said Leonard S. Jacob, M.D., Ph.D., Chairman and Chief Executive Officer of InKine. "We believe that although the acceleration of our research and development efforts for INKP-102 effected our ability to be profitable for the six-months ended June 30, 2005, if INKP-102 is approved by FDA, our investment in this important drug will positively impact the revenue growth of the franchise," Dr. Jacob added.


   GROSS PROFIT:

    >> Product revenues were $5.7 and $10.9 million for the quarter and six-months ended June 30, 2005, a 16% and 18% increase, respectively, over product revenues of $4.9 and $9.2 million for the same periods a year ago. Prescription levels have escalated as a result of increased sales and marketing efforts, which continue to grow market awareness and acceptance of Visicol(R). Approximately 145,000 prescriptions were filled for Visicol(R) during the second quarter of 2005, which represents an increase of approximately 23% over prescriptions of 118,000 for the second quarter of 2004.

    >> In addition to product revenue, the Company realized $818,000 in other revenue for the first half of 2005, which was primarily attributable to a milestone payment received from Zeria Pharmaceutical Company, our licensee for the use and sale of Visicol(R) in Japan.

    >> Gross profit was $4.8 and $10.0 million for the quarter and six-months ended June 30, 2005, compared to $4.6 and $8.8 million for the same periods a year ago. Gross profit as a percentage of sales for product revenue was 85% and 84% for the three and six-months ended June 30, 2005, compared to 87% and 88% for the same periods a year ago. The decreases in gross profit as a percentage of product sales were the result of increased royalty expense recognized along with distribution costs payable to wholesalers.


    "Prescriptions grew by 25% for the first half of 2005, compared to the first half of 2004," said Robert F. Apple, Chief Operating and Financial Officer of InKine. "As of June 30, 2005, we had approximately $13.0 million in cash and investments, 41 days outstanding in receivables, sufficient inventory to meet customer demand and no outstanding debt," added Mr. Apple.




                                                                        - MORE -

   COSTS AND EXPENSES:

    >> Research and development costs were $2.0 and $3.8 million for the quarter and six-months ended June 30, 2005, compared to $1.0 and $2.0 million for the same periods a year ago. The increases were the result of development costs associated with the clinical studies and NDA filing of InKine's next generation MCC-free purgative tablet, INKP-102, along with higher costs related to an increased scale of development activity.

    >> Sales and marketing costs were $2.6 and $4.9 million for the quarter and six-months ended June 30, 2005, compared to $2.2 and $4.1 million for the same periods a year ago. The increases were the result of continued growth in the size of InKine's sales force, along with increased marketing campaigns related to Visicol(R). As of June 30, 2005, the InKine's sales force covered 50 territories with five district managers, compared to 45 territories and four district managers as of June 30, 2004.

    >> General and administrative costs were $1.0 and $1.9 million for the quarter and six-months ended June 30, 2005, compared to $0.7 and $1.5 million for the same periods a year ago. The increases were the result of higher personnel, patent and insurance costs, along with increased legal and accounting fees associated with maintaining compliance with the Sarbanes-Oxley Act of 2002.

    >> During the quarter ended June 30, 2005, InKine received final court approval in connection with its litigation with a class of holders of InKine equity shares who alleged they were denied certain claimed preemptive rights. In addition, during the quarter ended June 30, 2005, InKine received final reimbursement from a third-party for costs incurred in connection with the class action litigation and accordingly, InKine reversed its $200,000 insurance deductible accrual upon receipt of the final reimbursement from the third-party.


   BALANCE SHEET:

    >> InKine had $13.0 million in cash and investments and no balance outstanding on its line of credit at June 30, 2005.


   MERGER UPDATE:

    >> As previously announced on June 23, 2005, InKine entered into a definitive agreement and plan of merger with Salix Pharmaceuticals, Ltd. (Salix) and Metal Acquisition Corp., a wholly-owned subsidiary of Salix. Consummation of the merger is subject to approval by InKine's shareholders of adoption of the merger agreement and approval by Salix's stockholders of the issuance of Salix common shares in the merger, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR
         Act) and other customary closing conditions. Also as previously announced, the pending merger with Salix is currently expected to close during the fourth quarter of 2005, however, InKine cannot assure you that the merger will be consummated.

    >> On July 19, 2005, Salix filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a joint proxy statement/prospectus relating to the proposed merger.

    >> On July 28, 2005, InKine received notification of early termination of the waiting period under the HSR Act.

                      ____________________________________

ABOUT INKINE PHARMACEUTICAL

INKINE PHARMACEUTICAL COMPANY, INC. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The InKine's development strategy has been to acquire late-stage drug candidates with short time lines to commercialization. InKine's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. Additionally, InKine is developing INKP-102, an advanced generation purgative, for which we recently submitted a new drug application to FDA for bowel cleansing prior to colonoscopy and developing Visicol(R) for use as a laxative in treating patients with chronic constipation. For further information, please visit InKine on its web site http://www.inkine.com.

This press release contains forward-looking statements, including statements regarding our expectations regarding INKP-102 and its potential positive impact on our revenue, our proposed merger with Salix, including the timing of consummation, if any, of the proposed merger, and the sufficiency of our inventory. Such forward-looking statements are based on InKine's current expectations or forecasts of future events. InKine's performance could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries the timing of FDA review of INKP-102,, InKine's ability to commercialize INKP-102 and grow product revenue and the effects of the other risks and uncertainties set forth in InKine's reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine may elect to update forward-looking statements, but InKine disclaims any obligation to do so.

ADDITIONAL INFORMATION

In connection with the merger between Salix and InKine, Salix has filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF SALIX AND INKINE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SALIX, INKINE AND THE MERGER. The joint proxy statement/prospectus and other relevant materials, and any other documents filed by Salix or InKine with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Salix by directing a request to:
Salix Pharmaceuticals, Ltd., 1700 Perimeter Park Drive, Morrisville, North Carolina 27560, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by InKine by contacting InKine Pharmaceutical Company, Inc., 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, Pennsylvania 19422, Attn: Investor Relations


Salix, InKine and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Salix and shareholders of InKine in favor of the merger. Information about the executive officers and directors of Salix and their ownership of Salix common stock is set forth in the proxy statement for Salix's 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Information about the executive officers and directors of InKine and their ownership of InKine common stock is set forth in the proxy statement for InKine's 2005 Annual Meeting of Shareholders, which was filed with the SEC on May 2, 2005. Investors and holders of Salix and InKine common stock may obtain more detailed information regarding the direct and indirect interests of Salix, InKine and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.



                              - TABLES TO FOLLOW -

                                                 INKINE PHARMACEUTICAL COMPANY, INC.
                                                 CONDENSED STATEMENTS OF OPERATIONS
                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                             (UNAUDITED)

                                                                         Three-Months Ended June 30,      Six-Months Ended June 30,
                                                                         ---------------------------      -------------------------
                                                                          2005                 2004         2005            2004
                                                                         ------               ------      -------          -------
Product revenue.....................................................     $5,650               $4,891      $10,868          $ 9,241
Other revenue.......................................................        ---                  375          818              658
                                                                         ------               ------      -------          -------
   REVENUE..........................................................      5,650                5,266        11,686           9,899

Cost of goods sold..................................................       (862)                (652)      (1,710)          (1,143)
                                                                         ------               ------      -------          -------
   GROSS PROFIT.....................................................      4,788                4,614        9,976            8,756

Cost and expenses:
   Research and development.........................................      1,993                1,036        3,762            1,958
   Sales and marketing..............................................      2,621                2,160        4,909            4,109
   General and administrative.......................................      1,031                  692        1,908            1,477
   Withdrawn public offering and litigation.........................       (200)                (338)        (200)             229
                                                                         ------               ------      -------          -------
     OPERATING EXPENSES.............................................      5,445                3,550       10,379            7,773
                                                                         ------               ------      -------          -------

   INCOME (LOSS) FROM OPERATIONS....................................       (657)               1,064         (403)             983

Interest income and expense.........................................         80                   15          140               18
                                                                         ------               ------      -------          -------

   NET INCOME (LOSS)................................................     $ (577)              $1,079      $  (263)         $ 1,001
                                                                         ======               ======      =======          =======

   NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED..................     $(0.01)              $ 0.02      $ (0.01)         $  0.02
                                                                         ======               ======      =======          =======

    WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC.....................     49,111               48,676       49,109           48,611
    WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED...................     49,111               53,504       49,109           53,737

                                                   CONDENSED BALANCE SHEETS
                                                    (AMOUNTS IN THOUSANDS)

                                                                                        June 30, 2005      December 31, 2004
                                                                                        -------------      -----------------
         ASSETS                                                                          (unaudited)
     Cash and investments......................................................            $13,018               $13,053
     Accounts receivable.......................................................              2,550                 2,264
     Inventory.................................................................              1,635                 1,445
     Other assets..............................................................                817                   622
                                                                                           -------               -------
         TOTAL ASSETS..........................................................            $18,020               $17,384
                                                                                           =======               =======
         LIABILITIES AND SHAREHOLDERS' EQUITY

     Accounts payable and accrued expenses.....................................            $ 3,735               $ 3,016
     Shareholders' equity .....................................................             14,285                14,368
                                                                                           -------               -------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............................            $18,020               $17,384
                                                                                           =======               =======


                                                             ###